Exhibit 10.3

Execution Version

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of January 24, 2017 between Bentley Systems, Incorporated, a Delaware corporation (the “Company”), and Siemens Corporation, a Delaware corporation (the “Investor”).

WHEREAS, the Company and an Affiliate of the Investor are parties to a Common Stock Purchase Agreement dated September 23, 2016, as amended by Amendment No. 1 dated October 28, 2016 and from the time to time hereafter (the “Purchase Agreement”), the rights under which were assigned to the Investor and pursuant to which the Investor has acquired and will acquire shares of the Company’s Class B Non-Voting Common Stock, par value $0.01 per share (the “Class B Common Stock”); and

WHEREAS, pursuant to Article XV of the Purchase Agreement, the parties hereto desire to enter into this Agreement in order to grant certain registration rights to the Investor as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual and dependent covenants hereinafter set forth, the parties hereto agree as follows:

1.Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” of a Person means any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Blackout Period” has the meaning set forth in Section 2(d).

“Board” means the board of directors (or any successor governing body) of the Company.

“Class B Common Stock” has the meaning set forth in the preamble.

“Commission” means the Securities and Exchange Commission or any other federal agency administering the Securities Act and the Exchange Act at the time.

“Common Stock” means, collectively, (i) the Company’s Class A Common Stock, par value $0.01 per share, (ii) the Class B Common Stock and (iii) any other series or class of common equity securities of the Company established following the date of this Agreement.

“Company” has the meaning set forth in the preamble and includes the Company’s successors by merger, acquisition, reorganization or otherwise.

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“Controlling Person” has the meaning given to such term in Section 15 of the Securities Act and Section 20 of the Exchange Act.

“Demand Registration” has the meaning set forth in Section 2(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

“Inspectors” has the meaning set forth in Section 5(h).

“Investor” has the meaning set forth in the preamble.

“Investor Information” has the meaning set forth in Section 7(a).

“IPO” means an initial public offering of Common Stock pursuant to an effective Registration Statement filed under the Securities Act (other than a registration (i) pursuant to a Registration Statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit arrangement) or (ii) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto)).

“Long-Form Registration” has the meaning set forth in Section 2(a).

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Piggyback Registration” has the meaning set forth in Section 3(a).

“Piggyback Registration Statement” has the meaning set forth in Section 3(a).

“Prospectus” means the prospectus or prospectuses included in any Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance on Rule 430A under the Securities Act or any successor rule thereto), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

“Purchase Agreement” has the meaning set forth in the recitals.

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“Purchased Shares” means (i) the shares of Class B Common Stock acquired by the Investor pursuant to the Purchase Agreement and (ii) any shares of Common Stock acquired by the Investor from the Company or from other stockholders of the Company in privately negotiated transactions or otherwise following the date of this Agreement and prior to the consummation of an IPO, in each case only to the extent acquired pursuant to or in accordance with the Purchase Agreement.

“Records” has the meaning set forth in Section 5(h).

“Registrable Securities” means (a) the Purchased Shares, and (b) any shares of Common Stock issued, issuable or distributed with respect to any Purchased Shares by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other reorganization or other similar event with respect to the Purchased Shares; provided, however, that such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to such securities has been declared effective under the Securities Act and such securities have been disposed of pursuant to such Registration Statement, (ii) such securities are sold to the public pursuant to Rule 144 under the Securities Act (or any similar provision then in force, but not Rule 144A), (iii) such securities become eligible for sale pursuant to Rule 144 without volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144(c)(1), and the restrictive legend either has been removed from such securities or could be removed from such securities upon the request of the Investor without the Company’s assistance (other than, if required by the transfer agent, the delivery of a customary legal opinion from counsel to the Company), (iv) such securities are otherwise transferred or held by any Person other than the Investor or one of its Affiliates, or (v) such securities have ceased to be outstanding. Upon request of the Investor for which the conditions under Rule 144 for removal of restrictive legends on its Registrable Securities have been met, the Company agrees to cause counsel representing the Company to promptly issue an opinion letter to the Company’s transfer agent that the restrictive legend thereon may be removed in accordance with Rule 144 and other applicable regulations of the Commission.

“Registration Date” means the date on which the Company becomes subject to Section 13(a) or Section 15(d) of the Exchange Act.

“Registration Statement” means any registration statement of the Company, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference in such registration statement.

“Rule 144” means Rule 144 under the Securities Act or any successor rule thereto.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

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“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for the Investor.

“Shelf Registration” has the meaning set forth in Section 2(c).

“Shelf Registration Statement” has the meaning set forth in Section 2(c).

“Short-Form Registration” has the meaning set forth in Section 2(b).

“Suspension Period” has the meaning set forth in Section 5(g).

2.Demand Registration.

(a)Beginning eighteen (18) months following the consummation of the Company’s IPO, the Investor may request registration under the Securities Act of all or any portion of its Registrable Securities pursuant to a Registration Statement on Form S-1 or any successor form thereto (each, a “Long-Form Registration”). Each request for a Long-Form Registration shall specify the number of Registrable Securities requested to be included in the Long-Form Registration. The Company shall prepare and file with the Commission a Registration Statement on Form S-1 or any successor form thereto covering all of the Registrable Securities that the Investor has requested to be included in such Long-Form Registration within sixty (60) days after the date on which the initial request is given and shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective by the Commission within one-hundred eighty (180) days after the date on which the initial request is given. Subject to the last sentence of Section 2(d), the Company shall not be required to effect a Long-Form Registration more than once; provided, that a Registration Statement shall not count as a Long-Form Registration requested under this Section 2(a) unless and until it has become effective under the Securities Act and, subject to the proviso in Section 2(f), the Investor is permitted to register all of the Registrable Securities requested to be included in such registration and consummates the sale of any Registrable Securities thereunder.

(b)Following the consummation of the Company’s IPO, the Company shall use its commercially reasonable efforts to qualify and remain qualified to register the offer and sale of securities under the Securities Act pursuant to a Registration Statement on Form S-3 or any successor form thereto. Beginning eighteen (18) months following the consummation of the Company’s IPO, if the Company shall have qualified for the use of a Registration Statement on Form S-3 or any successor form thereto, the Investor shall have the right to request an unlimited number of registrations under the Securities Act of all or any portion of its Registrable Securities pursuant to a Registration Statement on Form S-3 or any successor short-form Registration Statement thereto (each, a “Short-Form Registration”). Each request for a Short-Form Registration shall specify the number of Registrable Securities requested to be included in the Short-Form Registration. Upon such request, the Company shall prepare and file with the Commission a Registration Statement on Form S-3 or any successor form thereto covering all of the Registrable Securities that the Investor has requested to be included in such Short-Form Registration within sixty (60) days after the date on which the initial request is given and shall

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use its commercially reasonable efforts to cause such Registration Statement to be declared effective under the Securities Act by the Commission within one-hundred fifty (150) days after the date on which the initial request is given. Subject to the last sentence of Section 2(d), the Company shall not be required to effect a Short-Form Registration more than twice during any twelve-month period; provided, that a Registration Statement shall not count as a Short-Form Registration requested under this Section 2(b) unless and until it has become effective under the Securities Act and, subject to the proviso in Section 2(f), the Investor is permitted to register all of the Registrable Securities requested to be included in such registration and consummates the sale of any Registrable Securities thereunder.

(c)Beginning eighteen (18) months following the consummation of the Company’s IPO, if the Company shall have qualified for the use of a Registration Statement on Form S-3 or the then appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Shelf Registration Statement”), the Investor shall have the right to request an unlimited number of registrations under the Securities Act of all or any portion of its Registrable Securities for an offering on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (each, a “Shelf Registration” and, together with any Long-Form Registration and Short-Form Registration, a “Demand Registration”). Each request for a Shelf Registration shall specify the number of Registrable Securities requested to be included in the Shelf Registration. The Company shall prepare and file with the Commission a Shelf Registration Statement covering all of the Registrable Securities that the Investor shall have requested to be included in such Shelf Registration within sixty (60) days after the date on which the initial request is given and shall use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission within one-hundred fifty (150) days after the date on which the initial request is given. Subject to the last sentence of Section 2(d), the Company shall not be required to effect a Shelf Registration more than twice during any twelve-month period; provided, that a Registration Statement shall not count as a Shelf Registration requested under this Section 2(c) unless and until it has become effective under the Securities Act and, subject to the proviso in Section 2(f), the Investor is permitted to register all of the Registrable Securities requested to be included in such registration and consummates the sale of any Registrable Securities thereunder.

(d)Notwithstanding any other provision of this Agreement, the Company shall not be obligated to file a Registration Statement (or any amendment thereto) or otherwise effect a Demand Registration within one-hundred twenty (120) days after the effective date of a Registration Statement pursuant to which the Investor was permitted to register the offer and sale under the Securities Act, and consummated the sale of any Registrable Securities thereunder. In addition, the Company shall not be obligated to file a Registration Statement (or any amendment thereto) or otherwise effect a Demand Registration for a period of up to one-hundred fifty (150) days if the Board determines in its reasonable good faith judgment that the filing of such Registration Statement or the effectuation of such Demand Registration would (i) materially interfere with an acquisition, corporate organization, financing, securities offering or other

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similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act (any such period, a “Blackout Period”); provided, however, that in no event shall the number of days in any Blackout Period, plus the number of days in any Suspension Period (as defined in Section 5(g)), exceed an aggregate of one-hundred eighty (180) days during any twelve-month period. In the event of a Blackout Period, the Investor shall be entitled to withdraw its request for Demand Registration and, if such request for a Demand Registration is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder and the Company shall pay all registration expenses in connection with such registration.

(e)If the Investor elects to distribute the Registrable Securities covered by its request for Demand Registration in an underwritten offering, it shall so advise the Company as a part of its request made pursuant to Section 2(a), Section 2(b) or Section 2(c). The Investor shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering; provided, that such selection shall be subject to the consent of the Company, which consent shall not be unreasonably withheld or delayed.

(f)If a Demand Registration involves an underwritten offering and the managing underwriter of the requested Demand Registration advises the Company and the Investor in writing that in its reasonable and good faith opinion the number of shares of Common Stock proposed to be included in the Registration Statement, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock that can be sold in such underwritten offering and/or the number of shares of Common Stock proposed to be included in such Demand Registration would adversely affect the price per share of the Common Stock proposed to be sold in such underwritten offering or would otherwise materially and adversely affect the timing or distribution of the Common Stock proposed to be sold in such offering, the Company shall include in such Registration Statement (i) first, all of the shares of Common Stock that the Investor proposes to sell, and (ii) second, the shares of Common Stock proposed to be included therein by any other Persons (including shares of Common Stock to be sold for the account of the Company and/or other holders of Common Stock) allocated among such Persons in such manner as they may agree; provided, that if more than 20% of the Registrable Securities requested to be included in such registration by the Investor are excluded pursuant to the terms of this Section 2(f), the offering shall not be deemed to be a Demand Registration for purposes of this Section 2.

(g)The Company shall not be obligated to take any action to effect any Demand Registration if the aggregate value of the Registrable Securities proposed to be sold by the Investor is not at least fifty million dollars ($50 million) (calculated as of the close of trading on the date the Investor requests such Demand Registration), unless all of the Investor’s Registrable Securities are proposed to be sold.

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3.Piggyback Registration.

(a)Whenever the Company proposes to register the offer and sale of any shares of its Common Stock under the Securities Act for sale to the public (other than a registration (i) pursuant to a Registration Statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit arrangement), (ii) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), or (iii) in connection with any dividend or distribution reinvestment or similar plan), whether for its own account or for the account of one or more stockholders of the Company and the form of Registration Statement (a “Piggyback Registration Statement”) to be used permits the registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice (in any event no later than thirty (30) days prior to the filing of such Registration Statement) to the Investor of its intention to effect such a registration and, subject to Section 3(b) and Section 3(c), shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion from the Investor within twenty (20) days after the Company’s notice has been given to the Investor. The Company may postpone or withdraw proceeding with a Piggyback Registration at any time in its sole discretion if it shall at the same time withdraw or cease proceeding with the registration of all other equity securities originally proposed to be registered. A Piggyback Registration shall not be considered a Demand Registration for purposes of Section 2.

(b)If a Piggyback Registration is initiated as an underwritten offering and the managing underwriter advises the Company and the Investor (if the Investor has elected to include Registrable Securities in such Piggyback Registration) in writing that in its reasonable and good faith opinion the number of shares of Common Stock proposed to be included in such registration or takedown, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock that can be sold in such underwritten offering and/or the number of shares of Common Stock proposed to be included in such registration or takedown would materially and adversely affect the price per share of the Common Stock proposed to be sold in such offering or would otherwise materially and adversely affect the timing or distribution of the Common Stock proposed to be sold in such offering, the Company shall include in such registration or takedown the shares of Common Stock requested to be included therein by the Company and by holders of Common Stock (including the Investor), allocated on a pro rata basis; provided that in the case of a Piggyback Registration initiated on behalf of the Company as a primary offering, the Company shall include in such registration or takedown (i) first, the shares of Common Stock that the Company proposes to sell; (ii) second, the shares of Common Stock requested to be included therein by the Investor; and (iii) third, the shares of Common Stock requested to be included therein by holders of Common Stock other than the Investor, allocated among such holders in such manner as they may agree.

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(c)If any Piggyback Registration is initiated as an underwritten offering on behalf of the Company or by holders of Common Stock other than Registrable Securities, the Company shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering, and shall establish the price and other terms thereof in its reasonable discretion.

4.Lock-up Agreement. In connection with an IPO, upon the request of the managing underwriter in such offering, the Investor shall not, without the prior written consent of such managing underwriter, during the period commencing on the effective date of such registration and ending on the date specified by such managing underwriter (such period not to exceed 180 days), (a) offer, pledge, sell, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, hedge the beneficial ownership of or otherwise dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into, exercisable for or exchangeable for shares of Common Stock (other than those included in the IPO), or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing provisions shall be applicable to the Investor only to the extent all executive officers and directors of the Company are subject to substantially the same restrictions. The Investor shall execute and deliver such other agreements as may be reasonably requested by the Company or the managing underwriter that are consistent with the foregoing or that are necessary to give further effect thereto.

5.Registration Procedures. If and whenever the Investor requests that the offer and sale of any Registrable Securities be registered under the Securities Act pursuant to the provisions of this Agreement, the Company shall use its commercially reasonable efforts to effect the registration of the offer and sale of such Registrable Securities under the Securities Act in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as soon as reasonably practicable and as applicable:

(a)subject to Section 2(a), Section 2(b) and Section 2(c), prepare and file with the Commission, as specified in this Agreement, each Registration Statement covering such Registrable Securities, which Registration Statement shall comply as to form in all material respects with the requirements of the Securities Act and include all financial statements required by the Commission to be filed therewith, and use its commercially reasonable efforts to cause such Registration Statement to be declared and remain effective as set forth in Section 2;

(b)prepare and file with the Commission such amendments, post-effective amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of not less than ninety (90) days (or one year with respect to a Shelf Registration), or if earlier, until all of such Registrable Securities have been disposed of and to comply with the provisions of the Securities Act with respect to the disposition of such Registrable Securities in accordance with the intended methods of disposition set forth in such Registration Statement;

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(c)within a reasonable time before filing such Registration Statement, Prospectus or amendments or supplements thereto with the Commission, furnish to the Investor’s counsel copies of such documents proposed to be filed, which documents shall be subject to review and comment by such counsel;

(d)furnish to the Investor, without charge, such number of copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto, and such other documents as the Investor may reasonably request, in order to facility the public sale or other disposition of the Registrable Securities; the Company hereby consents to the use of such Prospectus, including each preliminary Prospectus, by the Investor, if any, in connection with the offering and sale of the Registrable Securities covered by any such Prospectus;

(e)notify the Investor, promptly after the Company receives notice thereof, of the time when such Registration Statement has been declared effective and when any post-effective amendment thereto has become effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed with the Commission;

(f)use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions in the United States as the Investor reasonably requests and do any and all other acts and things that may be reasonably necessary or advisable to enable the Investor to consummate the disposition in such jurisdictions of the Registrable Securities owned by the Investor; provided, that the Company shall not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this Section 5(f);

(g)notify the Investor, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event that would cause the Prospectus included in such Registration Statement to contain an untrue statement of a material fact or omit any fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and, at the request of the Investor, prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; upon receipt of any notice from the Company of any event of the kind described in this Section 5(g), Section 5(n) or Section 5(o), the Investor shall forthwith discontinue disposition of the Registrable Securities pursuant to the Registration Statement covering such Registrable Securities (such period, a “Suspension Period”) until the Investor is advised in writing by the Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus, to the extent applicable, and if so directed by the Company, the Investor shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in the Investor’s possession, of the Prospectus covering such Registrable Securities at the time of receipt of such notice;

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(h)make available for inspection upon reasonable notice and during normal business hours by the Investor, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by the Investor or such underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such Registration Statement, provided, that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the Registration Statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this Section 5(h) if (i) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (ii) if either (A) the Company has requested and been granted from the Commission confidential treatment of such information contained in any filing with the Commission or documents provided supplementally or otherwise or (B) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing, unless prior to furnishing any such information with respect to clause (ii) the Inspector requesting such information agrees to enter into a confidentiality agreement in customary form and subject to customary exceptions; and provided, further, that the Investor shall, upon becoming aware that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential;

(i)provide a transfer agent and registrar (which may be the same entity) for all such Registrable Securities not later than the effective date of such registration;

(j)use its commercially reasonable efforts to cause such Registrable Securities to be listed on each securities exchange on which the Common Stock is then listed, if any;

(k)in connection with an underwritten offering, enter into such customary agreements (including underwriting and lock-up agreements in customary form) and take all such other customary actions as the Investor or the managing underwriter of such offering reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, making appropriate officers of the Company available to participate in “road show” and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Registrable Securities));

(l)otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and make generally available to its security holders an earnings statement (in a form that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act or any successor rule thereto) no later than 30 days after the end of the 12-month period beginning with the first day of the Company’s first full fiscal

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quarter after the effective date of such Registration Statement, which earnings statement shall cover said 12-month period; and

(m)without limiting Section 5(f), use its commercially reasonable efforts to cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Investor to consummate the disposition of such Registrable Securities in accordance with its intended method of distribution thereof;

(n)notify the Investor promptly of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus or for additional information;

(o)advise the Investor, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued;

(p)cooperate with the Investor to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold pursuant to such Registration Statement or Rule 144 free of any restrictive legends and representing such number of shares of Common Stock and registered in such names as the Investor may reasonably request a reasonable period of time prior to sales of Registrable Securities pursuant to such Registration Statement or Rule 144; provided, that the Company may satisfy its obligations hereunder without issuing physical stock certificates through the use of the book-entry facilities of The Depository Trust Company;

(q)not later than the effective date of such Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities that are in a form eligible for deposit with The Depository Trust Company; provided, that the Company may satisfy its obligations hereunder without issuing physical stock certificates through the use of the book-entry facilities of The Depository Trust Company;

(r)take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, that, to the extent that any prohibition is applicable to the Company, the Company will take reasonable actions to make any such prohibition inapplicable; and

(s)otherwise use its commercially reasonable efforts to take any other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

6.Expenses. All expenses (other than Selling Expenses) incurred by the Company in complying with its obligations pursuant to this Agreement and in connection with the registration and disposition of Registrable Securities shall be paid by the Company, including, without

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limitation, all (i) registration and filing fees (including, without limitation, any fees relating to filings required to be made with, or the listing of any Registrable Securities on, any securities exchange or over-the-counter trading market on which the Registrable Securities are listed or quoted); (ii) underwriting expenses (other than Selling Expenses); (iii) expenses of any annual audit or quarterly review incident to or required by any such registration; (iv) fees and expenses of complying with securities and “blue sky” laws (including, without limitation, fees and disbursements of counsel for the Company in connection with “blue sky” qualifications or exemptions of the Registrable Securities); (v) printing expenses; (vi) messenger, telephone and delivery expenses; (vii) fees and expenses of the Company’s counsel and accountants; (viii) Financial Industry Regulatory Authority, Inc. filing fees (if any); and (ix) fees and expenses for listing the Registrable Securities on each securities exchange on which they are to be listed. In addition, for the avoidance of doubt, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties) and the expense of any annual audits. All Selling Expenses relating to the offer and sale of Registrable Securities registered under the Securities Act pursuant to this Agreement shall be borne and paid by the Investor.

7.Indemnification.

(a)The Company shall indemnify and hold harmless, to the fullest extent permitted by law, the Investor, each Controlling Person of the Investor, and the Investor’s and each such Controlling Person’s officers, directors, managers, members, partners, stockholders, employees, agents and Affiliates, and each underwriter, broker or any other Person acting on behalf of the Investor, against all losses, claims, actions, damages, liabilities and expenses, joint or several, to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, actions, damages, liabilities or expenses arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto, including all documents incorporated therein by reference, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading; and shall reimburse such Persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, action, damage or liability, except insofar as the same are caused by, or such untrue statement or omission is contained in, any information furnished in writing to the Company by the Investor expressly for use in such Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto, as applicable (the “Investor Information”). This indemnity shall be in addition to any liability the Company may otherwise have under this Agreement.

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(b)In connection with any registration in which the Investor is participating, the Investor shall furnish to the Company in writing such customary information as the Company may reasonably request for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify and hold harmless, the Company, each director of the Company, each officer of the Company who shall sign such Registration Statement, each underwriter, broker or other Person acting on behalf of the holders of Registrable Securities and each Controlling Person who controls any of the foregoing Persons against any losses, claims, actions, damages, liabilities or expenses resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading, but only to the extent that any such loss, claim, action, damage or liability is caused by, or such untrue statement or omission is contained in, the Investor Information; provided, that the Investor’s obligation to indemnify shall not exceed in the aggregate an amount equal to the net proceeds (after underwriting fees, commissions or discounts) actually received by the Investor from the sale of Registrable Securities pursuant to such Registration Statement. This indemnity shall be in addition to any liability the Investor may otherwise have under this Agreement.

(c)Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in this Section 7, such indemnified party shall, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. The failure of any indemnified party to notify an indemnifying party of any such action shall not (unless the indemnifying party is materially prejudiced by such failure) relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party hereunder. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense of the claims in any such action that are subject or potentially subject to indemnification hereunder, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after written notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (A) the indemnifying party has agreed to pay such fees or expenses or (B) the indemnifying party shall have failed to assume the defense of such claim. If (i) any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party that are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity

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provided hereunder, or (ii) such action seeks an injunction or equitable relief against any indemnified party or involves actual or alleged criminal activity, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party without such indemnified party’s prior written consent (but, without such consent, shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such indemnified party and any Controlling Person of such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party that is reasonably related to the matters covered by the indemnity provided hereunder. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim (in addition to local counsel in each relevant jurisdiction), unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. If such defense is assumed by the indemnifying party pursuant to the provisions thereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (i) such settlement or compromise contains a full and unconditional release of the indemnified party or (ii) the indemnified party otherwise consents in writing (which consent will not be unreasonably withheld, conditioned or delayed).

(d)If the indemnification provided for hereunder is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided, that the maximum aggregate amount of liability in respect of such contribution shall be limited, in the case of the Investor, to an amount equal to the net proceeds (after underwriting fees, commissions or discounts) actually received by the Investor from the sale of Registrable Securities effected pursuant to such registration. The amount paid by an indemnified party as a result of losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any loss that is the subject of this paragraph. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation that does not take account of the equitable considerations referred to herein. No Person guilty or liable of fraudulent

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misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

8.Participation in Underwritten Registrations. No Person may participate in any registration hereunder that is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents, each in customary form, reasonably required under the terms of such underwriting arrangements.

9.Rule 144 Compliance. With a view to making available to the holders of Registrable Securities the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit a holder to sell securities of the Company to the public without registration, the Company shall:

(a)make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the Registration Date;

(b)use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, at any time after the Registration Date; and

(c)furnish to the Investor so long as the Investor owns Registrable Securities, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed or furnished by the Company as such holder may reasonably request in connection with the sale of Registrable Securities without registration.

10.Preservation of Rights. The Company shall not (a) grant any registration rights to third parties that are inconsistent with the rights granted hereunder, or (b) enter into any agreement, take any action, or permit any change to occur, with respect to its securities that violates the rights expressly granted to the Investor in this Agreement.

11.Termination. This Agreement shall terminate and be of no further force or effect when there shall no longer be any Registrable Securities outstanding; provided, that the provisions of Section 6 and Section 7 shall survive any such termination.

12.Notices. All communications hereunder will be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight

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courier, freight prepaid, specifying next business day delivery, with written verification of receipt, and, if sent to the Investor, will be mailed (including by e-mail with PDF attachment), delivered or telegraphed and confirmed to the Investor at Siemens AG Werner-von-Siemens-Str. 50 91052 Erlangen, Germany, Attention: Anton Steiger, E-mail: anton.steiger@siemens.com, or, if sent to the Company, will be mailed (including by e-mail with PDF attachment), delivered or telegraphed and confirmed to it at Bentley Systems, Incorporated, 685 Stockton Drive, Exton, PA 19341, Attention: Chief Legal Officer, E-mail: david.shaman@bentley.com.

13.Entire Agreement. This Agreement, together with the Purchase Agreement and any related exhibits and schedules thereto, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. Notwithstanding the foregoing, in the event of any conflict between the terms and provisions of this Agreement and those of the Purchase Agreement, the terms and conditions of this Agreement shall control.

14.Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Company may assign this Agreement at any time in connection with a sale or acquisition of the Company, whether by merger, consolidation, sale of all or substantially all of the Company’s assets, or similar transaction, without the consent of the Investor; provided, that the successor or acquiring Person agrees in writing to assume all of the Company’s rights and obligations under this Agreement in connection with such merger, consolidation or sale. The Investor may assign its rights hereunder to any one or more of its Affiliates; provided, that such purchaser or transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as the Investor whereupon such purchaser or transferee shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement as if such purchaser or transferee was originally included in the definition of an Investor herein and had originally been a party hereto.

15.No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

16.Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

17.Amendment, Modification and Waiver. The provisions of this Agreement may only be amended, modified, supplemented or waived with the prior written consent of the Company and the Investor. No waiver by any party or parties shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any right,

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remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

18.Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

19.Remedies. The Investor shall have all rights and remedies reserved for it pursuant to this Agreement. Any party having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law or equity. The Company acknowledges that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement, and the Company hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

20.Governing Law; Submission to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware. The Investor and the Company each hereby submit to the non-exclusive jurisdiction of the federal and state courts in the State of Delaware in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Investor and the Company each irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in federal and state courts in the State of Delaware and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Investor and the Company hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

22.Further Assurances. Each of the parties to this Agreement shall execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and to give effect to the transactions contemplated hereby.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

COMPANY:

Bentley Systems, Incorporated

By:	/s/ Gregory S. Bentley
Name: Gregory S. Bentley
Title: CEO, President and Chairman of the Board

INVESTOR:
Siemens Corporation

By:	/s/ Judy Marks
Name: Judy Marks
Title: President

By:	/s/ Rose Marie Glazer
Name: Rose Marie Glazer
Title: Senior Vice President, Secretary and General Counsel